Lender Presentation April 17, 2018

2 Forward-Looking Statements and Non-GAAP Financial Measures This presentation includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to our ability to close the acquisition of and integrate the Intermedix business as planned, our ability to enter into contracts to provide services to Ascension Medical Group and Presence Health, our ability to successfully deliver on our commitments to Intermountain and Ascension, our ability to successfully integrate transitioned Ascension employees, our ability to achieve or maintain profitability and retain existing customers or acquire new customers, risks associated with the implementation of our technologies or services with our customers or implementation costs that exceed our expectations, fluctuations in our quarterly results of operations and cash flows, as well as the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017, and any other periodic reports that the Company files with the Securities and Exchange Commission. No representations or warranties, express or implied, are made as to the accuracy or completeness of such statements, estimates, projections or assumptions, and neither R1 RCM Inc. (“R1” or the “Company”) nor any of its respective affiliates or advisors shall have any liability relating thereto. This presentation does not constitute an offer to sell or a solicitation of offers to buy securities of the Company or its subsidiaries. The pro forma financial information presented herein has not been prepared pursuant to Article II of Regulation S-X. This presentation includes the following Non-GAAP financial measures: Gross Cash Generated and Net Cash Generated from Customer Contracting Activities, Non-GAAP cost of services, Non-GAAP Selling, General and Administrative expenses, free cash flow and Adjusted EBITDA. Please refer page 53 of this presentation for definitions of the Non-GAAP financial measures used in this presentation.

3 Use of Non-GAAP Financial Measures In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain Non-GAAP financial measures, which are included in this presentation on a projected basis. These include Gross Cash Generated and Net Cash Generated from Customer Contracting Activities, Non-GAAP cost of services, Non-GAAP Selling, General and Administrative expenses, Free Cash Flow, and adjusted EBITDA. Our Board and management team use these Non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation plans for employees. Gross Cash Generated from Customer Contracting Activities is defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, Gross Cash Generated from Customer Contracting Activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. The Company does not report Gross Cash Generated from Customer Contracting Activities following the adoption of the new revenue recognition accounting standard in 2017 (ASC 606). Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of customer liabilities balance in the consolidated balance sheet available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Adjusted EBITDA is defined as net income before net interest income (expense), income tax provision, depreciation and amortization expense, share-based compensation, transaction-related expenses, reorganization-related expenses and certain other items. These adjusted measures are Non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

4 Agenda and Presenters  Transaction Overview  Company Overview  Recent Developments  Acquisition Overview  Key Credit Highlights  Historical Financials  Syndication Overview  Appendix Joe Flanagan President and Chief Executive Officer Chris Ricaurte Executive Vice President, Chief Financial Officer and Treasurer

5 Transaction Overview  On February 26, 2018, R1 RCM (“R1” or the “Company”) entered into a definitive agreement to acquire the healthcare division of Intermedix Corporation (“Intermedix”, “IMX” or the “Target”), comprised of its physician and Emergency Medical Services (“EMS”) revenue cycle management (“RCM”), practice management and analytics businesses, in a transaction valued at approximately $460 million (the “Transaction”)  R1 is a leading provider of RCM and physician advisory services (“PAS”) to healthcare providers − For the Fiscal Year ending 12/31/17, the Company generated revenue of $450 million and for Q4 2017 the Company generated LQA Adjusted EBITDA of $23 million(1)  Intermedix provides revenue cycle management, practice management and data analytic services to physicians and emergency medical service providers − For the Fiscal Year ending 12/31/17, the Target generated revenue and Pro Forma Financeable Adjusted EBITDA of $194 million and $41 million, respectively  The acquisition of Intermedix expands R1’s service offerings to non-acute settings of care, increasing R1’s total addressable market and enabling the Company to better serve healthcare providers with end-to-end service offerings across the care continuum and accelerate growth  The debt financing supporting the Transaction is expected to consist of the following: − $25 million 5-year Revolver (unfunded at close) − $270 million 7-year Term Loan B − $110 million 8-year Subordinated PIK Toggle Notes (privately placed with R1’s largest equity holders, TowerBrook Capital Partners, Ascension Health and Intermountain Healthcare)  As adjusted for the Transaction, First Lien and Total Leverage will be 3.4x and 4.8x, respectively, based on FYE 12/31/17 Pro Forma Adjusted EBITDA of $79 (2) million, including $15 million of expected synergies Note: For a reconciliation of Adjusted EBITDA to Net Income, please see the Appendix. Note1: Represents annualized Q4 2017 Adjusted EBITDA of $5.7M. Note2: Includes R1 Adjusted EBITDA, representing annualized Q4 2017 Adjusted EBITDA of $5.7M. See page 6.

Sources & Uses and Pro Forma Capitalization

($ in millions) Sources	Amount
New Revolving Credit Facility ($25)	$--
New First Lien Term Loan	270
New Subordinated PIK Toggle Notes	110
Cash from Balance Sheet	104
Total Sources	**$484**

Uses	Amount
Purchase Price of Intermedix	$460
Estimated Fees, Expenses & OID	24
Total Uses	**$484**

($ in millions)	Maturity	FYE 12/31/17	Adj.	Pro Forma 12/31/17
Cash & Cash Equivalents		$166	($104)	$63
New Revolving Credit Facility ($25)	5 years	--	--	--
New First Lien Term Loan	7 years	--	270	270
Total First Lien Debt		**$--**		**$270**
New Subordinated PIK Toggle Notes	8 years	--	110	110
Total Debt		$--		$380
Preferred Equity		189	--	189
Current Market Value of Equity (4/16/18)[1]		787	--	787
Total Capitalization		**$977**		**$1,357**

Financial Statistics:	**Pro Forma 2017**
R1 RCM LQA Adjusted EBITDA [2]	$23
(+) IMX FY 2017 Pro Forma Financeable Adjusted EBITDA	41
(+) PF Cost Savings / Synergies	15
Pro Forma Adjusted EBITDA	**$79**
Interest Expense [3]	35
Capital Expenditures	53
Credit Statistics:	
First Lien Debt / PF Adjusted EBITDA	3.4x
Net First Lien Debt / PF Adjusted EBITDA	2.6x
Total Debt / PF Adjusted EBITDA	4.8x
Net Total Debt / PF Adjusted EBITDA	4.0x
PF Adjusted EBITDA / Interest Expense	2.3x

Note[1]: Includes 4.7M shares of common stock privately placed with Intermountain Healthcare on January 23, 2018.
Note[2]: Represents annualized Q4 2017 Adjusted EBITDA of $5.7M. For a reconciliation of Net Income to Adjusted EBITDA, please see the Appendix.
Note[3]: Assumes interest on New Subordinated PIK Toggle Notes paid in cash.

R1 | 6

7 Agenda  Transaction Overview  Company Overview  Recent Developments  Acquisition Overview  Key Credit Highlights  Historical Financials  Syndication Overview  Appendix

8 Largest & most experienced independent, end- to-end provider of revenue cycle solutions  $28B in Pro Forma Net Patient Revenue (“NPR”) under management  25M+ patient encounters per year  10K employees…and growing  5K+ physicians supported Strong track record for customer results Comprehensive RCM solution enabled by a differentiated technology platform Leading infrastructure with global footprint and shared service centers FY 2017 Revenue of $450M and Q4 2017 LQA Adjusted EBITDA of $23M(1) R1 Introduction Who We Are National Reach  135+ end-to-end hospital clients  End-to-end customers in 17 states  Global network of centers of excellence (COEs) Key Clients R1 COE E2E RCM Customers Modular Customers (90% of FY ’17 Revenue) (4% of FY ’17 Revenue) Note1: Represents annualized Q4 2017 Adjusted EBITDA of $5.7M. For a reconciliation of Net Income to Adjusted EBITDA, please see the Appendix.

9 Order & Scheduling 1 Pre-Reg. / Financial Clearance 2 Level of Care (PAS) 5 Billing and Follow-up 9 Case Mgmt / Utilization Review 6 Under- Payments Denials Mgmt. 10 Patient Pay / Pre-Collect 12 13 Customer Service 11 Compliant Charge Capture 73 Financial Counseling End-to-End Capabilities Coding 84 Check-In / Arrival Front (pre-care) Back-end (after discharge)Middle (during care procedure) What We do  We manage and optimize the revenue cycle operations for healthcare providers, resulting in lower costs, faster collections and higher revenue  We improve the patient and physician experience by allowing providers to focus exclusively on patient care How We Do It  We deploy a proprietary operating model with standardized processes across the revenue cycle  We leverage technology, experienced talent, analytics and our global shared services infrastructure to drive results What Differentiates Us  Proven performance, proprietary EHR-agnostic technology, low-cost delivery model and a commitment to continuous improvement What We Do Broad End-to-End Capabilities

10 Robust and Proven Operating Model Drive Value 5% 20% 30% increase in net revenue reduction in A/R days reduction in cost to collect UP TO Improved Healthcare Provider Economics EXPERIENCED TALENT PROVEN PROCESS PROPRIETARY TECHNOLOGIES ANALYTICS & ACCOUNTABILITY DIMENSIONAL VISIBILITY ASSURED STANDARDIZATION COMPREHENSIVE GAINS Performance Stack SM Demonstrable Results

11 Our Approach One Trusted Partner to Optimize the Revenue Cycle Comprehensive Coverage of Provider Requirements Flexible Service Models+ Revenue Cycle Phases Front Order to Intake Middle Care to Claim Back-end Claim to Payment Care Setting Acute Physician Payment Models Payor-based Fee for Service, Risk-based Patient-based Insured / Uninsured Embedded managers, processes & technologies in the organization CO-MANAGED Leverage specific R1 strengths and capabilities MODULAR Full, risk-sharing infrastructure partners OPERATING PARTNER

12 How We Make Money Contracting and Onboarding Process How We Make Money Step 1 - Assessment:We assess the health system’s cost of revenue cycle operations and determine if additional investments are needed to run optimal RCM operations Step 2 - Contracting: Results from the assessment are used to calculate our fee structure, generally a percentage of cash collections or fixed fees We establish key performance indicators (“KPIs”) based on achieving certain income statement and balance sheet metrics, for which we get paid Incentive Fees Upon agreement of the financial terms, operating model (operating partner, co-managed), and relevant service level agreements (“SLAs”), the contract is signed Step 3 - Onboarding: After contract signing, we embark on a pre-agreed onboarding process for ~12 months, whereby we bear costs associated with deploying our technology, our operating model and transition of work to our shared service centers Thereafter, we make money in three ways: ‒ (i) Manage the RCM process for healthcare providers in return for a fixed fee ‒ (ii) Incentive Fees resulting from the achievement of specific KPI’s ‒ (iii) Reduce cost to collect by decreasing workforce and vendor costs, thereby benefiting from the increased margins Revenue Drivers – Revenue is stable and predictable Less: Cost of Services Less: SG&A – High degree of SG&A leverage  Net Operating Fees: Contracted as % of customer revenue collections or fixed fees  Incentive Fees: Based on achievement of income statement and/or balance sheet metrics  Other Services Fees: Fixed or contingent fees (largely related to modular services) Over time, we reduce these costs to generate our margin  On-site labor and Shared Service Costs: Personnel costs  Technology Costs: R1 proprietary technology and preferred vendors  Infused Management Costs: Highly-experienced revenue cycle managers on-site at customers Equals: EBITDA  Corporate overhead (Finance, Sales/Marketing, Legal, HR)  Corporate IT Costs

How We Make Money

Illustrative Contribution of $3B Net Patient Revenue (Operating Partner Model)

Launch

0 – 12 Months

- Perform financial assessment to establish current costs of RCM, additional required capabilities, and baseline performance at site level
- Invest in infrastructure to support RCM functions
- Implement technology to automate workflow and actively monitor performance management systems
- Rebadge existing employees allowing R1 to better monitor processes, standards, and costs

Revenue	$75M
Adj. EBITDA (pre-corp.)[1]	($12M)
Adj. EBITDA (pre-corp.) %[1]	(16%)

Growth

12 – 36 Months

- Reduce cost to collect and improve Adjusted EBITDA margin by reducing cost of work force and vendors
- Finalize both on-shore and off-shore employee transitions
- Transfer employees to shared service and centralized functions, allowing R1 to capitalize on operating leverage and eliminate certain vendor expenses
- Reduce vendor costs by leveraging existing vendor contracts / relationships
- Complete RCM standardization and maximize economic value

Revenue	$120M
Adj. EBITDA (pre-corp.)[1]	$17M
Adj. EBITDA (pre-corp.) %[1]	14%

Steady State

36+ Months

- Steady state organizational structure with full operating system deployment (includes R1 methods, technology, performance measurement and accountability, and full transition to shared service)
- Continuous optimization:
  - KPI metric improvement
  - Technology advancement
  - Productivity improvement

Revenue	$135M
Adj. EBITDA (pre-corp.)[1]	$35M
Adj. EBITDA (pre-corp.) %[1]	26%

Profitability Trends Up as Model is Fully Deployed

R1

Note: Example of a $3B NPR health system provided for illustrative purposes only and does not represent company-wide performance.
Note[1]: Pre-corporate Adjusted EBITDA includes direct costs plus deployment and IT scaling costs resulting in the incremental profit earned.

13

14 Differentiated Player Among Industry Competitors Sc al abilit y Revenue Cycle Capabilities Major end-to-end Competitors Niche Competitors Single-focus End-to-End Low High Competitive Advantages  Ability to Scale – Continued growth through on-boarding of additional NPR while also delivering strong performance results for clients. Well-honed deployment capabilities support growth and scalability  Coverage – Pure end-to-end RCM provider covering all aspects of the revenue cycle for customers  Technology – Proprietary platform covering complete revenue cycle and supporting operations through defined workflows and analytics  Results – History of delivering strong performance results to clients across various financial statement metrics key to our customers Scalable Infrastructure, Broadest Capabilities

15 Landmark Partnership with Ascension & TowerBrook  Strategic partnership solidifies and expands relationship with the Company’s largest customer, and transitions relationship from co-managed to full operating partnership  R1 exclusive provider of RCM services and PAS to Ascension hospitals for 10-year term  Incremental contractually entitled revenue creates meaningful visibility on profitability ramp  +$9.5B in new net patient revenue (“NPR”) from Ascension over a three-year period − Fully deployed, with the exception of $0.4M NPR schedule to be deployed in Q3‘18  $200M cash investment Ascension  Largest not-for-profit health system in the U.S. consisting of 151 hospitals  Oldest and largest customer of R1 (90% of FY ’17 revenue) TowerBrook Capital Partners  Investment management firm with in excess of $7B under management and extensive healthcare experience The Investment (February 2016)  $200M cash investment in the form of convertible preferred equity  46% fully diluted ownership in R1 (55% TowerBrook / 45% Ascension)(1) Benefits to R1The Partnership History of the Ascension Relationship October 2004: Ascension Health became founding customer December 2007: Signed Legacy Master Service Agreement with Ascension August 2012: Entered into new 5-year agreement with Ascension February 2016: Entered into new 10-year agreement to be exclusive provider of all RCM and PAS Services / TowerBrook & Ascension Investment – prior existing business became known as Current Book Ministries (“CBM’s”) and incremental business as Additional Book Ministries (“ABM’s”) May 2017: Expanded on the 2016 agreement with Ascension to be inclusive of additional acquired hospitals February 2018: In connection with the Intermedix acquisition, R1 is expected to become the RCM provider to the physician business of Ascension Medical Group ($2.0B of NPR) Note1: As of FY 2017.

16 Agenda  Transaction Overview  Company Overview  Recent Developments  Acquisition Overview  Key Credit Highlights  Historical Financials  Syndication Overview  Appendix

17  Announced new company brand and vision  Listed on Nasdaq and early-adopted ASC 606 accounting  Expanded Ascension relationship in Wisconsin; added Wisconsin physician business  Completed buildout of commercial team to execute on strategy of continued growth  Onboarded $8.5B in NPR  Increased headcount by 4,700 to support growth 2016 and 2017 Highlights 2016 2017  Entered into new 10-year agreement to be exclusive provider of all RCM and PAS services to Ascension / TowerBrook & Ascension Investment  Started onboarding first tranche of Ascension hospitals  Intermountain Healthcare contract renewal

FY 2018 Announcements Year-to-Date

Intermountain Healthcare

- 10-year exclusive operating partner agreement, increased NPR under management by $800M
- R1 technology suite fully deployed across 23 hospitals, core platform for RCM workflow, data validation and analytics
- Began onboarding on April 8, 2018

Presence Health

- Anticipate onboarding an additional $2.2B in NPR, including $100M in Physician NPR
- Contract signing expected in Q2 2018 with anticipated onboarding to begin shortly thereafter

Intermedix

- Intermedix is expected to contribute $4.2B of existing and fully deployed NPR
- Transaction expected to close in Q2 2018

Ascension Medical Group

- Anticipate onboarding an additional $2.5B(1) of NPR to provide RCM services to physician groups under Ascension
- Lessons learned from onboarding executed within the last 12-18 months, and capacity/capability from Intermedix expected to allow for easier deployment and faster value creation
- Contract expected to be signed prior to the close of Intermedix, with onboarding scheduled to begin in Q3 or Q4 2018

Note[1]: $0.5B NPR of AMG opportunity signed May 2017.

R1 | 18

19Note1: $0.5B NPR of AMG opportunity signed May 2017. $28.3 $14.4 $4.2 $4.6 $2.2 $0.4 $2.5 Existing Deployed NPR Intermedix Acquisition Expanded Intermountain Healthcare Contract Launch Presence Health Contract Launch Ascension Phase III Launch Ascension Medical Group Pro Forma NPR Expect to deploy roughly ~$9B of Net Patient Revenue (“NPR”) in 2018, consistent with amount deployed in 2017 (1) $8.5 (Deployed in FY’17) $5.9 (Deployed in 2016) Onboarding Timeline $ in Billions Q4’18Q2’18 Q3’18 New Opportunities Growing Base Book of Business

20 Agenda  Transaction Overview  Company Overview  Recent Developments  Acquisition Overview  Key Credit Highlights  Historical Financials  Syndication Overview  Appendix

Intermedix at a Glance

intermedix

Scaled Platform

$4B	Net Patient Revenue Under Mgmt.
$194M	FYE 2017 Revenue[1]
$41M	FYE 2017 PF Financeable Adj. EBITDA[1]
20M	Annual Patient Encounters
15K	Providers Served
700+	Customers
2.2K	Employees
Global	Onshore & Offshore Delivery Centers
Technology	Comprehensive Coverage

Differentiated Capabilities

- Experience across settings of care
- End-to-End Physician RCM offering
- Full suite of practice management services with technology
- Significant investment in data analytics and automation
- Clinical insights platform well-positioned to serve value-based payment models
- Diversified revenue profile

Background on IMX

- Private company, owned by T.H. Lee, incorporated in 1983 and headquartered in Nashville, TN
- IMX consists of two business segments: Healthcare (86% and 79%[2] of FY '17 revenue and Adj EBITDA, respectively) and Emergency Preparedness
- Emergency Preparedness segment will remain under ownership of T.H. Lee

Note[1]: Represents Healthcare segment only.
Note[2]: Please see Appendix for reconciliation to Net Income.

R1 21

22 Intermedix Acquisition Extends R1’s End-To-End RCM Platform Strategic Fit Addresses Key Healthcare Challenges  Intermedix adds deep capabilities to serve non-acute care settings at scale  Buildout of integrated RCM platform addresses workflow challenges across care settings  Visibility across settings of care & acuity-capture enhances value-based payment capability Accelerates Growth, Diversifies Revenue and Expands our TAM  Intermedix platform drives onboarding of $3.2B of physician NPR  Expands target addressable market by $40B  Diversifies revenue mix (customer & end market) Advances our Solution Capabilities  Accelerates buildout of physician capabilities  Enhances R1’s analytics & automation platform  Practice Management & Managed Services Offering (MSO) extends R1’s value proposition

23 Intermedix Adds Meaningful Capabilities to Serve Customers Across the Continuum of Care End Market Acute Care Hospital-Based Physicians Office-Based Physicians Alternate Site Emergency Medical Services IMX IMX+

24 $60 $100 $40 Acute Care Physician Segment New TAM 12% Projected CAGR through 2020 25%+ Projected CAGR through 2020 Target Industry Expands Total Addressable Market (“TAM”) to $100B(1) External RCM Spend Growing Steadily(2)… …R1 Revenue Expected to Grow Faster $ in Billions Note1: CMS NHE Projections and R1 estimates. Note2: Research and Markets Global Forecast to 2022, published January 2018. Targeting Large, Growing Industry... R1 Expects to Grow 2x Faster

25 Agenda  Transaction Overview  Company Overview  Recent Developments  Acquisition Overview  Key Credit Highlights  Historical Financials  Syndication Overview  Appendix

26 Key Credit Highlights Industry Challenges Create Favorable Dynamics for Outsourced RCM4 Long-Term Contracts Support Significant Business Ramp in Near-Term1 Proven Execution Ability2 Increased Diversity in Revenue Base3 Strong and Stable Cash Flow Generation and Ability to De-lever5 Combined Business Expected to Generate Significant Cost Synergies6 Tenured, Experienced Management Team7

1 Long-Term Contracts Support Significant Business Ramp in Near-Term

R1 Standalone FY'17 to FY'18E Adjusted EBITDA Bridge

Contractually entitled revenue plus executed margin improvement account for ~half of Adj. EBITDA growth from FY '17 – FY '18



($ in millions)
$80-85
$15
(Synergies)
$15
(IMX Annualized)(1)
$4
$23
$8
$12
$17
($34)
$25
$50-55
FY '17 Adj. EBITDA
Contractually Entitled Revenue
Incentive Fees
Executed Margin Improvement
Expected Margin Improvement
Scaling / New Contract Investment
IMX Acquisition Contribution(1)
FY '18E Adj. EBITDA

Contractually Entitled Revenue

- Contractually entitled revenue represents incremental fees tied to contract progression, as per agreed upon terms
- Negotiated on a contract by contract basis, examples include:
  - Fixed fees applicable if cost of revenue collections falls below an agreed upon floor, set to begin one year after deployment (represents ~50% of FY 2018 contractually entitled revenue)
  - Incremental fees to fund or improve functions not currently present within hospitals, typically phasing in over time (represents ~50% of FY 2018 contractually entitled revenue)
- Fees earned at no incremental cost required, thereby contributing to Revenue and Adjusted EBITDA dollar for dollar

Incentive Fees

- Performance revenue, tied to the achievement of certain Income Statement and Balance Sheet metrics, including A/R improvement and cash collection
- Scores for these metrics (7 in total) are applied to NPR to determine the Incentive Fee amount earned
- Historically, we have achieved incentive fees and anticipate continued achievement in FY 2018 and thereafter

Executed Margin Improvement

- Represents benefits from actions taken in prior year to execute R1's business model and reduce costs
  - Includes vendor rationalization, the transition of work to shared service centers and continued automation

Note[1]: Intermedix acquisition expected to close in May 2018. $25M represents anticipated contribution from Intermedix in FY 2018 post acquisition close, while $15M represents the expected Adjusted EBITDA contribution prior to acquisition.

R1 | 27

28 2% 3% 2% 1% FY 2016 Pre-Corporate Adj. EBITDA Margin % Site Based Productivity Productivity Driven By Transfer of Work to Shared Services Vendor Rationalization Revenue Performance FY 2017 Pre-Corporate Adj. EBITDA Margin % Ascension CBM’s – Pre-Corp. Adj. EBITDA Margin Progression Proven Execution Ability2 +15 percentage point margin expansionOver a one year period following deployment to R1 RCM, the Company achieved margin expansion of 7%+ associated with CBM’s through growth in cash collection and improved productivity and execution Incentive fee achieved from cash Key Performance Indicators (“KPIs”) Coding & Transcription functions standardized and moved to Blended Shore Operations (“BSO”) Transition to preferred R1 vendors and negotiated rates Front-end centralization/ standardization Note: Excludes $2.6M of incentive fees related to 2015 performance recognized in 1Q’16. Situational Overview: R1 signed renewed contract with Ascension giving more control to the Company, yielding 7% margin improvement within the Current Book Ministries (“CBM’s”) representing $5.9B of NPR. As margins vary across the aggregate CBM’s business, pre-corporate EBITDA margins reflect average across different ministries

2 Proven Execution Ability

ABM's XYZ Case Study – Pre-Corp. Adj. EBITDA Margin Progression

Situational Overview: Represents a $1.5B ministry within Ascension's Additional Book Ministries ("ABM's"), with deployment beginning in mid-2016. Achieved higher level of profitability ~18 months ahead of budgeted ramp. Does not reflect 2016 upfront expenditures of ~$4M related to investments in shared service, infused management investments and deployment expenses



4%
Payer follow-up and Transcription moved to Blended Shore Operations footprint
Financial Clearance and Customer Service moved to US shared service centers
3%
Ramp-up of incremental fees associated with contractually entitled revenue
2%
Vendor elimination and insourcing contributing margin by year-end
Q1 '17 Pre-Corporate Adj. EBITDA Margin %(1,2)
Productivity Driven By Transfer of Work to Shared Services
Contractually Entitled Revenue Ramp-Up
Vendor Rationalization
Q4 '17 Pre-Corporate Adj. EBITDA Margin %

Over a ~1 year period, R1 experienced margin expansion of 9%+ associated with an ABM, after its transition to the R1 RCM platform

Note: Represents an example of one ministry for illustrative purposes only and results do not represent total Ascension performance.
Note[1]: Not shown; 2016 Q3-Q4 investment to deploy and launch site.
Note[2]: Excludes $0.6M one-time revenue for 2016 shared service pre-launch services.

R1 | 29

3 Increased Diversity in Revenue Base

Acquisition Diversifies End-Market and Customer Revenue Mix

- Addition of Intermedix meaningfully enhances diversification by increasing non-Ascension revenue and expanding R1's blue-chip customer base
  - Pro forma for the Acquisition, approximately three-quarters of R1's revenue is expected to be generated from service to acute care providers
  - Increases non-acute revenue and accelerates buildout of physician capabilities

Revenue Diversification by End Market


FY 2017
7%
93%
R1
Acute
Non-Acute
FY 2020E(1)
23%
77%
R1 + Intermedix
Acute
Non-Acute

Revenue Diversification by Customer


FY 2017
10%
90%
R1
Ascension
Others
FY 2020E(1)
29%
71%
R1 + Intermedix
Ascension
Others

Note[1]: Represents FY 2020E pro forma revenue based on currently contracted and announced contract wins to date. Does not include incremental third party customer growth.

30

31 The Challenge: Relentless Pressure on Health Systems Financial Pressures Increasing Complexity  Emerging payment models  Transition to ICD-10 codes  Regional consolidation  Integration across continuum of care  IT systems lacking integration across platforms  Scarcity of human capital  Declining reimbursement  Increasing patient responsibility Industry Consolidation Capital Constraints Industry Dynamics Drive the Need for a Strong Commercial RCM Partner Healthcare Provider Dynamics Challenges Faced by Providers Industry Challenges Create Favorable Dynamics for Outsourced RCM4 Market Reach and Profitability of Physician Practices Inefficient Workflows Across Care Settings Patient and Physician Satisfaction Adapt to Evolving Payment Models

32 AR Days(1) Performance - % Increase / (Decrease) from FY 2011 Proven Track Record of Creating Value for Customers Industry Challenges Create Favorable Dynamics for Outsourced RCM4 Source: Definitive Healthcare. Note1: Gross Accounts Receivable divided by average daily Gross Revenue. Income Statement Bad Debt Expense Denials Bad Debt write-offs Uncompensated Care (Bad Debt + Charity) Insured Patient Yield Uninsured Patient Yield Balance Sheet Discharged Not Final Billed Total Gross AR Days Credit AR Days AR Days > 180 Customer Service Average Speed to Answer Call Abandonment Rate Performance Metric Improvement >10% >25% >100% + + Benefit of R1 vs. Customer Internal Performance -30% -20% -10% 0% 10% 20% 30% 40% 2011 2012 2013 2014 2015 2016 % Change – Decrease is Favorable  Data sourced from customer accounting system  Translates into real financial impact for a typical $3B NPR customer achieved over a 3 year period: − $100M Income Statement improvement − $125M Balance Sheet working capital improvement (22.0%) + 0.7% + 21.1% + 25.5% Provider 1 Provider 2 Provider 3 Ascension – R1  Comparison of a blinded cohort of $10B+ healthcare systems that are served by mature end-to-end RCM providers  R1 RCM drove significant improvement in the AR Days performance for Ascension relative to peer firms  This outperformance drives superior overall economics for providers

33 2020 Outlook $1,200 – $1,300 $115 – $155 $225 – $250 ~19% $185 – $215 ($ in millions) 2018 Outlook(2) Revenue $850 – $900 GAAP Operating Income ($30) – ($55) Adjusted EBITDA(3) $50 – $55 Adjusted EBITDA Margin ~6% Free Cash Flow(4) $10 – $20 Note1: Please refer to Appendix page 52, footnote 2, for an important note on the preliminary outlook for FY 2018 and FY 2020. Note2: Assumes close of Intermedix in May 2018. Note3: Adjusted EBITDA is a Non-GAAP measure, please refer to the Appendix for a reconciliation of Non-GAAP financial measures. Note4: Free cash flow defined as Adjusted EBITDA less capital expenditures. Please refer to the Appendix for a reconciliation of Non-GAAP financial measures. Meaningful free cash flow generation as the Company’s currently contracted business approaches steady state Strong and Stable Cash Flow Generation and Ability to De-lever 5 R1 Preliminary 2018 and 2020 Financial Outlook(1)

6 Combined Business Expected to Generate Significant Cost Synergies

Synergies Breakdown

Operational	▪ Move operations associates to India / Lithuania; $35K-$50K in annual cost savings per associate ▪ Replace IMX India vendors with R1 India associates	**$10M**
Real Estate	▪ Close and consolidate certain sites to realize Real Estate synergies ▪ Elimination of both corporate and operational site	**$2M**
SG&A	▪ Synergies include rationalization and the combination of the two companies' executive and accounting teams, as well as analytics platforms ▪ Accounting management and staff roles consolidation and bringing tax services in house, further increase labor efficiencies ▪ Analytics platform rationalization involves the integration of R1 analytics into Intermedix's platform	**$5M**
Less: Execution Cushion	▪ ~10% cushion for execution	**($2M)**
Total Cost Synergies	▪ Plan the be fully implemented by the end of 2019 ▪ ~$5M estimated cost to achieve	**$15M**

R1 | 34

35 Operating Team with Demonstrated Track Record Tenured, Experienced Management Team7 Joe Flanagan – President & CEO  Joined June 2013; CEO since Q2’16  Extensive experience building technology driven, scalable commercial infrastructure in industrial and services sectors  20+ years of management experience  Served as Chief Operating Officer prior to May 2016 Chris Ricaurte – CFO & Treasurer Experienced Executive Team  Significant operational experience among key leadership team across multiple settings prior to joining R1, further contributing to R1’s operational effectiveness and ability to execute on the Company’s business model  Our three lead operators each have 10+ years of RCM experience  Functional competency in scaling combined with deep domain expertise  Joined August 2013 as SVP of Shared Services; CFO since Q2’16  15 years CFO experience in 5 industries alongside CEO  Served as Senior Vice President, Revenue Cycle Operations prior to April 2016 and was responsible for the Company’s centers of excellence in the U.S. and India Operating Experience Critical to Enabling Growth of Outsourced RCM Offering

36 Agenda  Transaction Overview  Company Overview  Recent Developments  Acquisition Overview  Key Credit Highlights  Historical Financials  Syndication Overview  Appendix

Historical Financials

R1 Historical Financials (Non-GAAP)

($ in millions)	Year Ending December 31,		
	2015	2016	2017
RCM Services: Net Operating Fees	$123.2	$150.5	$374.8
RCM Services: Incentive Fees	67.7	29.1	29.0
RCM Services: Other	25.0	13.0	13.6
Other Services Fees	14.3	16.1	32.4
Net Services Revenue (1)	**$230.2**	**$208.7**	**$449.8**
% Growth	--	*(9.3%)*	*115.5%*
Operating Expenses: (2)			
Cost of Services	$154.2	$184.1	$397.3
% Margin	67.0%	88.2%	88.3%
Selling, General and Administrative	49.6	51.4	48.4
% Margin	21.5%	24.6%	10.8%
Total Operating Expenses	**$204.5**	**$235.5**	**$445.7**
% Margin	88.8%	112.8%	99.1%
Adjusted EBITDA (1)	**$26.4**	**($26.8)**	**$4.1**
% Margin	11.5%	(12.8%)	0.9%

FY 2017 vs FY 2016

- **Revenue:** Increased 115.5%, primarily driven by the onboarding of new Ascension hospitals under the new contract signed in February of 2016. The transition of Ascension hospitals served prior to 2016 also contributed to the increase, as Ascension employees were rebadged under R1 RCM and the associated labor costs were reclassified from above Net Operating Fees to within Operating Expenses, under Cost of Services
- **Cost of Services:** Increased $213.2M, or 0.1% as a percent of Net Service Revenue, primarily driven by costs associated with providing services to new Ascension hospitals. The transition to the new contract with Ascension also led to the reclassification of costs from a drag on Net Operating Fees to an increase in Cost of Services, due to onboarding of Ascension employees
- **Adj. EBITDA** (1): FY 2016 decline driven by the initial deployment of new Ascension hospitals and associated increased costs. FY 2017 increased $30.9M YoY, driven by the effective execution of the Company's business model and its ability to reduce costs from the revenue collection process

Note[1]: 2015 and 2016 numbers reflect gross and net cash generated from customer contracting activities, Non-GAAP metrics. Please refer to Appendix page 52, footnote 1, for an important note on gross and net cash generated from customer contracting activities.

Note[2]: Excludes share-based compensation, depreciation and amortization and other costs. Please see Appendix for a reconciliation of Non-GAAP Cost of Services and Non-GAAP Selling, General, and Administrative.

R1 37

38 Historical Financials Intermedix Historical Financials (Healthcare Segment) FY 2017 vs FY 2016  Revenue: Declined 4.6%, primarily driven by customer attrition within Practice Management and Emergency Department segments, attributable to industry consolidation. Partially offset by increases in Office Based sales, which remains an area of growth given large addressable market and strong value proposition  Gross margin: Percent margin decreased 2.7% driven by Same Store growth rates declining 1.8% in 2017 as a result of fee rate declines in the EMS segment ($ in millions) Year Ending December 31, 2015 2016 2017 Total Revenue $198.3 $203.2 $193.8 % Growth -- 2.4% (4.6%) Total Cost of Services 112.7 111.1 111.2 % of Revenue 56.8% 54.7% 57.4% Gross Margin 85.6 92.0 82.6 % Margin 43.2% 45.3% 42.6% Total Corporate Expenses 30.6 37.8 34.0 Other Adjust e ts 5.9 6.9 3.0 Adjusted EBITDA $49.1 $47.4 $45.6 % Margin 24.8% 23.3% 23.5% Note: Intermedix historical financials for the Healthcare segment are unaudited.

Strong Financial Trajectory

FY 2016 – FY 2020E Expected Business Ramp


($ in millions)
Revenue
Adjusted EBITDA
$209
($27)
$450
$4
$850 - $900
$80-$85
$30(3)
$50-$55
$1,200 - $1,300
$225-$250

FY 2016[1]	FY 2017	FY 2018E[2]	FY 2020E[2]
Adj. EBITDA Margin: (13%)	YoY Revenue Growth: 115% Adj. EBITDA Margin: 1%	YoY Revenue Growth: ~94% Adj. EBITDA Margin: ~9%	Revenue CAGR '18E-'20E: ~20% Adj. EBITDA Margin: ~19%

FY 2016[1]

- **Revenue:** Signed new contract with Ascension in February 2016. Revenue declined 9.3% YoY, driven by increased costs, classified above net revenue, associated with the deployment of new Ascension hospitals
- **Adj. EBITDA:** Decline driven by the initial deployment of new Ascension hospitals and associated costs

FY 2017

- **Revenue:** Increased 115.5%, driven by the onboarding of new Ascension hospitals and rebadging of Ascension employees under R1
- **Adj. EBITDA:** Increased $30.9M YoY, driven by the effective execution of the Company's business model and its ability to reduce costs from the revenue collections process

FY 2018E[2]

- **Revenue:** Expected increase driven by the anticipated close of Intermedix, onboarding of Intermountain and anticipated onboarding of Presence Health and AMG
- **Adj. EBITDA:** Expected increase driven by incremental fees associated with contractually entitled revenue and executed margin improvements

FY 2020E[2]

- **Revenue:** Expected increase reflects the anticipated deployment of ~$9B NPR in FY 2018 associated with recently announced contract wins and the anticipated close of Intermedix. Does not assume the addition of new business
- **Adj. EBITDA:** Anticipated increases driven by continued margin improvements as well as continued automation

As R1 executes its business strategy, the Company expects Revenue and Adj. EBITDA to increase meaningfully

Note: Adjusted EBITDA is a Non-GAAP measure, please refer to the Appendix for a reconciliation of Non-GAAP financial measures.
Note[1]: 2016 numbers reflect gross and net cash generated from customer contracting activities, Non-GAAP metrics. Please refer to Appendix page 52, footnote 1, for an important description.
Note[2]: Please refer to Appendix page 52, footnote 2, for an important note on the preliminary outlook for FY 2018 and FY 2020.
Note[3]: Intermedix acquisition expected to close in Q2 2018. $30M is comprised of $15M in anticipated Intermedix Adjusted EBITDA prior to closing and $15M in synergies.

R1 39

40 Agenda  Transaction Overview  Company Overview  Recent Developments  Acquisition Overview  Key Credit Highlights  Historical Financials  Syndication Overview  Appendix

Summary of Terms – New Secured Credit Facilities

Borrower:	R1 RCM Inc. (the "Borrower")	
Facilities:	Revolving Credit Facility	First Lien Term Loan B
Security:	First priority lien on all assets and stock of the Borrower and the Guarantors, subject to customary exceptions	
Guarantors:	All existing and future direct or indirect wholly-owned domestic subsidiaries of the Borrower	
Incremental:	▪ $50 million fixed dollar basket plus unlimited amounts up to Net First Lien Leverage of 3.75x and up to Net Total Leverage of 5.5x for junior lien and unsecured ▪ Subject to 50 bps MFN for life (no sunset)	
Principal Amount:	$25 million	$270 million
Maturity:	5 years (2023)	7 years (2025)
Amortization:	None	1.00% per annum, paid quarterly
Financial Covenants:	See table below	None (Cov-lite)
Call Protection:	Prepayable at par	101 soft-call for 6 months
Mandatory Prepayments:	▪ 100% of net cash proceeds from asset sales, subject to reinvestment rights ▪ 100% of net cash proceeds from debt issuance, other than permitted debt ▪ 50% ECF with step downs to 25% and 0% at Net Total Leverage levels to be agreed	

Financial Covenants (Revolving Credit Facility):

Period Ending	Net 1L Lev	Int. Cov
9/30/18	5.50x	1.75x
12/31/18	5.25x	1.75x
3/31/19	5.00x	2.00x
9/30/19	4.50x	2.25x
9/30/20, and Thereafter	4.00x	2.50x

R1 | 41

42 Indicative Transaction Timeline Date: Key Event: Tuesday, April 17th  Term Loan Lender Meeting in New York Friday, April 27th  Lender Commitments Due Week of April 30th  Closing and Funding Bank Holiday Sun Mon Tue Wed Thu Fri Sat 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 May 2018 Sun Mon Tue Wed Thu Fri Sat 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 April 2018

43 Agenda  Transaction Overview  Company Overview  Recent Developments  Acquisition Overview  Key Credit Highlights  Historical Financials  Syndication Overview  Appendix

R1 Operating Model

End-to-End Capabilities


Front (pre-care)
Middle (during care procedure)
Back-end (after discharge)
1 Order & Scheduling
2 Pre-Reg. / Financial Clearance
3 Financial Counseling
4 Check-In / Arrival
5 Level of Care (PAS)
6 Case Mgmt / Utilization Review
7 Compliant Charge Capture
8 Coding
9 Billing and Follow-up
10 Denials Mgmt.
11 Customer Service
12 Patient Pay / Pre-Collect
13 Under-Payments

	Process	Description
1	Order & Scheduling	Order intake & appointment scheduling Self-service for patients and providers
2	Pre-registration Fin. Clearance	Obtain demographics, insurance and authorization for scheduled patients
3	Financial Counseling	Comprehensive uninsured screening Find alternate sources of payment
4	Check-In / Arrival	Expedited clearance Automated patient experience (in pilot)
5	Level of Care (PAS)	Physician Advisory Services: Correct inpatient classification and appeals support
6	Case Mgmt. / Utilization Rev	Authorization-order-status reconciliation

	Process	Description
7	Compliant Charge Capture	Charge variance resolution Acuity capture
8	Coding	Medically-compliant coding (DRGs, ICD-10)
9	Billing	Electronic claim submission Paper bills if payer does not support electronic
10	Follow-Up / Denial Mgmt.	Follow-up on rejected or long-pending claims Exception-based work flow
11	Customer Service	Respond to inbound patient and physician calls
12	Patient Pre-Collect	Patient collections on outstanding balances prior to being classified as bad debt
13	Underpay Recovery	Contract modeling to recover underpayments Exception-based work flow

R1
44

45 R1 Adjusted EBITDA Reconciliation ($ in millions) Year Ending December 31, x Quarter Ended, 2015 2016 2017 12/31/17 Net Income (loss) (GAAP) ($84.3) $177.1 ($58.8) ($40.2) Net Interest (income) Expense (0.2) (0.3) (0.2) (0.1) Income Tax Provision (benefit) (51.6) 121.1 31.5 36.6 Depreciation and Amortization Expense 8.5 10.2 16.3 4.8 Share-Based Compensation Expense 31.7 28.1 10.7 2.5 Other: Severance and employee benefits 0.6 3.5 0.3 -- Facility charges 2.6 1.1 -- -- Non-cash share based compensation -- 1.8 0.1 -- Transaction fees -- 12.7 -- -- Defined contribution plan contributions -- 0.5 -- -- Restatement costs 2.5 1.2 -- -- Acquisition related diligence and costs -- -- 3.1 1.8 Transitioned employees restructuring expense -- -- 1.2 0.3 Strategic Alternative Exploration 3.8 -- -- -- Prior year employment tax expense (0.2) -- -- -- Total other 9.3 20.8 4.7 2.1 Adjusted EBITDA (Non-GAAP) ($86.6) $357.0 $4.1 $5.7 Change in Deferred Customer Billings 112.9 (383.9) N/A N/A Net Cash Generated from Customer Contracting Activities (Non-GAAP) $26.4 ($26.8) N/A N/A Annualized Q4’17: $22.8 million

Intermedix Adjusted EBITDA Reconciliation

($ in millions)	Year Ended December 31,		
	2015	2016	2017
Net loss [1]	**(20.7)**	**(14.6)**	**(26.4)**
Interest expense, net	30.3	30.2	30.2
Income taxes (benefit)	(12.0)	(7.9)	0.4
Depreciation & Amortization	43.2	42.6	43.3
Reported EBITDA	**$40.8**	**$50.3**	**$47.4**
1 Emergency Preparedness EBITDA	(13.7)	(9.7)	(9.9)
Healthcare EBITDA	**$27.1**	**$40.6**	**$37.5**
Management's adjustments			
2 Nonrecurring expenses	11.7	8.5	5.4
3 Stock-based compensation	4.4	3.4	3.2
4 Management fees	1.3	1.6	2.1
5 Other expense / (gain)	7.4	0.3	0.3
Management Historical EBITDA	**$51.9**	**$54.3**	**$48.6**
6 Stand-alone corporate cost adj.	(3.1)	(3.6)	(2.1)
7 Termination fee revenue	(1.1)	(1.8)	--
8 Revision to mgt. nonrecurring	--	(0.6)	(0.4)
9 Adjustment for Other Items	(1.7)	(0.9)	(0.5)
Adjusted EBITDA	**$49.1**	**$47.4**	**$45.6**
10 Headcount Savings from RPA	--	--	1.5
11 Other run-rate cost reductions	--	--	0.6
12 Conservative adjustment for customer attrition	--	--	(6.6)
Pro Forma Financeable Adjusted EBITDA	**$49.1**	**$47.4**	**$41.1**

Management Adjustments

1. Carve out of Reported EBITDA related to Emergency Preparedness, which represents 14% and 21% of Revenue and Reported EBITDA, respectively
2. Nonrecurring expenses added back per existing credit agreement
3. Stock-based compensation expense
4. Management fees paid to private equity owner Thomas H. Lee Partners
5. Consists of a $583K loss on the sale of an asset and $199K in acquisition costs
6. Corporate overhead previously allocated to EMS Systems required for IMX to operate on a stand-alone basis
7. Revenues earned from contract terminations considered non-operating in nature
8. Reversal of customer write-offs
9. Includes EMS Payroll Adjustment, Nonrecurring Income, Unbilled AR Charge and Out-of-Period Income

Pro Forma Adjustments

10. Estimated cost savings through headcount reduction stemming from automating data entry, coding, payment processing, medical records retrieval, patient demographic research and A/R follow-up
11. Primarily cost savings from recent reduction-in-force initiatives
12. Conservative adjustment for customer attrition primarily tied to industry consolidation, not off-set by additional potential future customer wins

Note[1]: FY 2015 and FY 2016 represent audited financials. FY 2017 represents unaudited financials.

R1 46

47 Reconciliation of GAAP Operating Income to Non- GAAP Adj. EBITDA and Free cash Flow Guidance Note1: Includes FY 2018 new business announcements to date, such as Intermountain Healthcare, Presence Health and AMG as well as contribution from the Intermedix acquisition assuming a Q2 2018 close. Note2: Represents Pro Forma FY 2018 full year contribution from the Intermedix acquisition assuming a 1/1/18 close date as well as $15M of synergies. ($ in millions) 2018E (1) 2018E Annualized for IMX (Includes Synergies) (2) 2020 GAAP Operating Income Guidance $(30)-(55) $(10)-(35) $115-155 Plus: Depreciation and amortization expense 25-30 30-35 30-40 Share-based compensation expense 15-20 15-20 20-25 Amortization of intangibles 15-30 15-30 25-40 Transaction expenses, severance and other costs 15-20 20-25 5-10 Adjusted EBITDA Guidance $50-55 $80-85 $225-250 Less: Capital Expenditures 35-40 35-40 35-40 Free Cash Flow Guidance $10-20 $40-50 $185-215

48 How R1 RCM Makes Money Cost Reduction Shared Service Centers Utilization and Labor Arbitrage  R1 RCM operates onshore / offshore shared service centers to perform aspects of RCM operations  Rebadge existing employees allowing R1 to better monitor processes and standards  These scenarios provide an opportunity for labor arbitrage where cost savings can be achieved Vendor Elimination  R1 can perform many of the same functions that customers may have been receiving from outside vendors  Through bringing work in-house, R1 realizes additional cost savings Vendor Replacement  R1 can often use a preferred vendor with which a lower rate has been negotiated to contract at lower cost than the vendor customers may have previously used Productivity  Centralization of functions allows scale to drive productivity  Proprietary technology and workflow design enhances productivity  Automation Cost Item Description

49 Revenue Recognition Change  On January 1, 2017 R1 adopted ASC 606 Revenue from Contracts with Customer using the modified retrospective method − ASC 606 allows us to recognize revenue as we satisfy performance obligations, rather than at contract completion  Goal: Simplify financial reporting and present financials in a manner more closely reflecting actual operations and cash flow  New standard aligns GAAP revenue with customer billings − Eliminates swings in GAAP revenue − No longer report deferred customer billings because no longer defer revenue recognition until termination of a contract  New standard makes adjusted EBITDA measure comparable to other companies in peer group − The only adjustment to EBITDA to arrive at adjusted EBITDA is the addition of stock-based compensation and severance and other items, such as reorganization-related and transaction- related expenses

50 Restatement and Subsequent Delisting from NYSE  R1 determined that customer billings, particularly incentive fees relating to certain performance metrics, did not meet the criteria for revenue recognition under GAAP Restatement Focus Areas:  Timing of revenue recognition: Post-restatement (and prior to adoption of ASC 606), revenue from end-to-end contracts was largely recognized upon contract completion  Presentation of base fees: Base fees presented net of costs reimbursed to customers post- restatement and pre- ASC 606)  Software capitalization: Majority of costs associated with development of internal use software expensed rather than capitalized  Other adjustments: Adjustments to goodwill, timing and recording of various accruals, income taxes and other miscellaneous items  Reviewed facts and circumstances related to accounting errors that resulted in the restatement and, based on that review, the company was unaware of any fraud  Internal controls: A number of internal controls required remediation Listing:  As a result of R1’s filings being delinquent for more than 12 months, R1 shares were delisted from NYSE in March 2014  R1 filed its FY 2013 10K on 12/30/14, and became current with its annual filings on 3/10/16  Shares relisted on Nasdaq on March 15, 2017 under the ticker “RCM”

51 Summary of Terms – New Subordinated PIK Toggle Notes Issuer: R1 RCM Inc. (the “Borrower”) Issue: Subordinated PIK Toggle Notes Security: None Guarantors: All existing and future direct or indirect wholly-owned domestic subsidiaries of the Borrower Principal Amount: $110 million Maturity: 8 years (2026) Indicative Pricing: 14% fixed, increasing by 100 bps per year on the third anniversary of the closing and by an additional 100 bps per year on each subsequent anniversary of the closing; at the Company’s election, PIK of up to 75% and 50% in Year 1 and Year 2, respectively, and up to 25% PIK thereafter Amortization: None Financial Covenants: None Call Protection: Hard Call at 103 in Year 1, 102 in Year 2, and 101 in Year 3 Mandatory Prepayments: None

52 Use of Non-GAAP Financial Measures Note1: Due to the adoption of Topic 606 as of January 1, 2017, the Non-GAAP measure of gross and net cash generated from customer contracting activities that were utilized by the Company in 2016 and 2015 are not applicable for 2017. Gross and net cash generated from customer contracting activities have been provided for the years ended December 31, 2016 and 2015 as they are the most comparable metric to Net Services Revenue and Adjusted EBITDA, respectively, for the year ended December 31, 2017. Note2: Preliminary outlooks subject to changes including but not limited to adoption of ASC 606 accounting for Intermedix, depreciation of fixed assets, purchase-price accounting for amortization of intangibles, signing of Ascension Medical Group and Presence Health contracts, and closing date of Intermedix acquisition.

53 Definitions of Non-GAAP Financial Measures Gross cash generated from customer contracting activities is defined as GAAP net services revenue, plus the change in deferred customer billings. Net cash generated from customer contracting activities is defined as net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, severance and certain other items, and change in deferred customer billings. Non-GAAP cost of services is defined as cost of services before share-based compensation expense and depreciation and amortization expense. Non-GAAP Selling, General and Administrative expenses is defined as Selling, General and Administrative expenses before share- based compensation expense and depreciation and amortization expense. Adjusted EBITDA is defined as net income before net interest income (expense), income tax provision, depreciation and amortization expense, share-based compensation, transaction-related expenses, reorganization-related expenses and certain other items. Free cash flow is defined as adjusted EBITDA less capital expenditures.

54 GAAP vs. Non-GAAP Measurement GAAP to Non-GAAP Reconciliation 2016 and Prior 2017 Forward (Post - ASC 606)  GAAP Net Income  +/- Change in Deferred Billings  + Incentive Fees Cash Collected  + Interest, depreciation, amortization, income taxes  + Certain other adjustments (i.e. stock comp, restructuring, etc.)  = Net cash generated  GAAP Net Income  + Interest, depreciation, amortization, income taxes  + Certain other adjustments (i.e. stock comp, restructuring, etc.)  = Adjusted EBITDA  R1 utilizes Adjusted EBITDA as its primary Non-GAAP measure for communicating to investors  The previous primary measures were gross cash generated and net cash generated  Adjusted EBITDA will be more comparable to other company Non-GAAP measures  The final conclusions reached regarding the adoption of the new revenue recognition standard simplify any adjustments needed  Adjusted EBITDA is how the Company measures itself internally Additional Detail

55 Reconciliation of Net Service Revenue to Non-GAAP Gross Cash Generated from Customer Contracting ($ in millions) Year Ending December 31, 2016, Net Services Revenue (+) Change in deferred customer billings = Gross cash generated RCM Services: Net Operating Fees $368.8 ($218.3) $150.5 RCM Services: Incentive Fees 191.3 (162.2) 29.1 RCM Services: Other 16.3 (3.3) 13.0 Other Services Fees 16.1 -- 16.1 Total $592.6 ($383.8) $208.7 Year Ending December 31, 2015, Net Services Revenue (+) Change in Deferred Customer Billings = Gross Cash Generated RCM Services: Net Operating Fees $66.2 $57.0 $123.2 RCM Services: Incentive Fees 20.3 47.3 67.7 RCM Services: Other 16.4 8.6 25.0 Other Services Fees 14.3 -- 14.3 Total $117.2 $112.9 $230.2

56 Reconciliation of Net Income to Non-GAAP Net Cash Generated from Customer Contracting ($ in millions) Year Ending December 31, 2015 2016 Net income (loss) ($84.3) $177.1 Plus: Net interest income (0.2) (0.3) Income tax provision (benefit) (51.6) 121.1 Depreciation and amortization expense 8.5 10.2 Share-based compensation expense 31.7 28.1 Other 9.3 20.8 Adjusted EBITDA ($86.6) $357.0 Plus: -- -- Change in deferred customer billings 112.9 (383.9) Net cash generated from customer contracting activities $26.4 ($26.8)

57 ($ in millions) Year Ending December 31, 2015 2016 2017 Cost of services $169.0 $199.7 $416.3 Less: Share-based compensation expense 7.2 6.1 4.5 Depreciation and amortization expense 7.5 9.5 14.5 Non-GAAP cost of services $154.2 $184.1 $397.3 ($ i millions) Year Ending December 31, 2015 2016 2017 Selling, general and administrative $75.0 $74.1 $56.3 Less: Share-based compensation expense 24.5 22.0 6.1 Depreciation and amortization expense 0.9 0.7 1.8 Non-GAAP selling, general and administrative $49.6 $51.4 $48.4 Reconciliation of Non-GAAP Financial Measures Reconciliation of Cost of Services to Non-GAAP Cost of Services Reconciliation of Selling, General and Administrative to Non-GAAP Selling, General and Administrative